Exhibit 10.2

Freeport-McMoRan Copper & Gold Inc.

February 27, 2014

James R. Moffett

1615 Poydras Street

New Orleans, Louisiana 70112

Dear Mr. Moffett:

The Compensation Committee (formerly, the Corporate Personnel Committee) of the Board of Directors of Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the “Company”), has determined to amend the Amended and Restated Executive Employment Agreement between you and the Company, dated as of December 2, 2008 (the “Employment Agreement”), and the Amended and Restated Change of Control Agreement between you and the Company, dated as of December 2, 2008 (the “Change of Control Agreement” and, collectively with the Employment Agreement, the “Agreements”), to provide that, effective on February 1, 2014, your annual “Base Salary” (as defined in the Agreements) shall be reduced to $1,250,000.

Please indicate your consent to the adjustment to your annual Base Salary by signing below.

Sincerely, FREEPORT-MCMORAN COPPER & GOLD INC.

By:	/s/ H. Devon Graham, Jr.
Name: H. Devon Graham, Jr. Title: Director and Chairman of the Compensation Committee of the Board of Directors

Acknowledged and Agreed as of February 27, 2014: JAMES R. MOFFETT

/s/ James R. Moffett